UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 19, 2016

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 19, 2016, MusclePharm Corporation (the “Company”) entered into a Settlement Agreement with ETW Corp. (the “Settlement Agreement”). The Settlement Agreement eliminates all costs and terminates all future commitments between Tiger Woods and the Company under the Endorsement Agreement between the Company and ETW, dated July 1, 2014 (as amended, the “Endorsement Agreement”).

The material terms of the Endorsement Agreement were previously described in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on June 18, 2014, which description is incorporated herein by reference.

Pursuant to the Settlement Agreement, the Company agreed to pay $2.5 million to terminate the parties’ obligations under Endorsement Agreement, effective as of May 19, 2016, and to resolve all disputes between them. As of March 31, 2016, the Company had accrued $7.0 million in relation to the Endorsement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer

Date: May 25, 2016